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Exhibit 10.8

EXCHANGE AGREEMENT

        This Exchange Agreement (this "Agreement") is entered into as of March 6, 2003 by and among Cogent Communications Group, Inc., a Delaware corporation (the "Company"), Allied Riser Communications Corporation, a Delaware corporation ("Allied Riser"), and the several noteholders named in the attached Schedule 1.1 (each a "Noteholder" and collectively the "Noteholders").

W I T N E S S E T H:

        WHEREAS, the Noteholders hold in the aggregate $106,789,000 face value of the 7.5% Convertible Subordinated Notes Due 2007 issued by Allied Riser (the "Notes") pursuant to a certain indenture dated as of June 28, 2000 between Allied Riser and Wilmington Trust Company (the "Indenture") as supplemented pursuant to a first supplemental indenture dated as of February 4, 2002 (the "Supplemental Indenture");

        WHEREAS, Allied Riser is the wholly-owned subsidiary of the Company as the result of a merger consummated February 4, 2002 pursuant to which the Company became co-obligor with respect to certain obligations related to the Notes under the Indenture and the Supplemental Indenture;

        WHEREAS, certain of the Noteholders are plaintiffs in the action against Allied Riser and certain of its former directors styled as Angelo, Gordon & Co., L.P., JMG Capital Partners, LLC, Sagamore Hill Hub Fund, LTD., JMG Triton Offshore Fund, LTD., Peninsula Capital Advisors, LLC, Guardfish LLC and Anda Partnership v. Allied Riser Communications Corporation, a Delaware corporation, Gerald K. Dinsmore, R. David Spreng, Donald Lynch, and Blair P. Whitaker (Messrs. Dinsmore, Spreng, Lynch and Whitaker collectively, the "Allied Riser Directors"), (C.A. No. 19298), in the Court of Chancery of the State of Delaware in and for New Castle County (the "Noteholder Litigation");

        WHEREAS, pursuant to a letter agreement dated as of January 15, 2003 between the Noteholders, Allied Riser and the Company (the "Letter Agreement"), the Noteholders have expressed their intention to (a) surrender to Allied Riser 100% of the Notes held by such Noteholders in exchange for a cash payment by Allied Riser and the delivery by Allied Riser to the Noteholders of certain preferred stock of the Company, free and clear of any lien, pledge, claim, security interest, encumbrance or charge of any kind, on the terms and subject to the conditions set forth in this Agreement, and (b) dismiss with prejudice the Noteholder Litigation and to release all claims against Allied Riser and the Company in exchange for a cash payment by Allied Riser and the release of all claims against the Noteholders by the Company, Allied Riser and the Allied Riser Directors (the "Settlement") on the terms and conditions set forth in a settlement agreement of equal date herewith (the "Settlement Agreement");

        WHEREAS, no commission or other remuneration was or will be paid in respect of the exchange of securities contemplated by this Agreement other than the exchange of the Notes for the cash and preferred stock as described herein; and

        NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE I

EXCHANGE

        Section 1.1.    Exchange.    On the basis of the representations, warranties, covenants and agreements contained herein and subject to the terms and conditions of this Agreement, each Noteholder shall exchange the Notes with the aggregate principal amount set forth opposite the name of such Noteholders under the heading "Allied Riser Notes" on Schedule 1.1 hereto and release Allied Riser and the Company from any obligation in respect of all interest accrued on the Notes through the Closing (as defined below) in exchange for, (a) a cash payment by Allied Riser in the amount set forth opposite the name of such Noteholder under the heading "Cash Payment" on Schedule 1.1 (the total amount of such payment, the "Cash Payment") (b) that number of shares of the Company's Series D Participating Convertible Preferred Stock, par value $0.001 (the "Series D Preferred") set forth opposite the name of such Noteholder under the heading "Series D Preferred" on Schedule 1.1, and (c) that number of shares of the Company's Series E Participating Convertible Preferred Stock, par value $0.001 (the "Series E Preferred," and together with the Series D Preferred, the "Shares") set forth opposite the name of such Noteholder under the heading "Series E Preferred" on Schedule 1.1. This exchange is referred to herein as the "Note Exchange."

        Section 1.2.    Delivery.    Pursuant to, and subject to the terms of, the Escrow Agreement (as defined below), at the Closing (as defined below), the escrow agent shall:

        (a)  deliver the Cash Payment and the Shares to the Noteholder Representative for distribution to the Noteholders; and

        (b)  instruct Depository Trust Company ("DTC") to transfer the Notes to the account of Allied Riser.

        Section 1.3.    Closing.    The closing of the Note Exchange (the "Closing") shall be consummated at 10:00 A.M., local time, on a date agreed upon by the Noteholder Representative and the Company, occurring within 5 days after the conditions set forth in Article IV are satisfied or waived (disregarding for this purpose any such conditions to be satisfied by actions to be taken at the Closing), or such other date as may be agreed upon by the Noteholder Representative and the Company, at the offices of Latham & Watkins LLP, 555 11th Street, N.W., Suite 1000, Washington, D.C. 20004, or at such other place or at such other time as shall be agreed upon by the Noteholder Representative and the Company (the actual day on which the Closing occurs being hereinafter referred to as the "Closing Date").

        Section 1.4.    Terms of the Shares.    Prior to the Closing, the Company shall file with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation authorizing the issuance of the Shares in the form set forth on Exhibit A hereto (the "Charter Amendment").

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ALLIED RISER

        As an inducement to the Noteholders to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to, and covenants with, the Noteholders as follows:

        Section 2.1.    Organization.    Each of the Company and Allied Riser is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company and Allied Riser has full power and authority to own and operate its respective properties and to conduct its respective business as currently conducted and each is registered or qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon their financial condition, properties or operations taken as a whole.

        Section 2.2.    Due Authorization.    Each of the Company and Allied Riser has all requisite power and authority to execute, deliver and perform its respective obligations under this Agreement and all of the other agreements and instruments to be executed and delivered by the Company pursuant hereto (collectively, the "Company Ancillary Agreements"), and this Agreement has been, and when delivered in accordance with the terms hereof the Company Ancillary Agreements will be, duly authorized and validly executed and delivered by each of the Company and Allied Riser as applicable, and this Agreement constitutes, and when delivered in accordance with the terms hereof each Company Ancillary Agreement will constitute, the valid and binding agreement of each of the Company and Allied Riser, as applicable, enforceable against each in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        Section 2.3.    Non-Contravention.    The execution and delivery of this Agreement by the Company and by Allied Riser and the consummation of the transactions contemplated hereby will not conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, any material agreement or instrument to which the Company or Allied Riser is a party or by which either is bound or the certificate of incorporation or the by-laws of the Company or Allied Riser, nor result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or Allied Riser or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or Allied Riser is a party or by which the Company or Allied Riser is bound or to which any of the property or assets of the Company or Allied Riser is subject, nor conflict with, or result in a violation of, any material law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or Allied Riser. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States, other than with respect to "blue sky" laws, is required for the valid issuance and sale of the Shares to be issued to the Noteholders pursuant to this Agreement (other than such as have been made or obtained or will be made or obtained prior to the Closing).

        Section 2.4.    Capitalization; Status of Capital Stock.

        (a)  Immediately prior to the Closing, the Company will have a total authorized capitalization consisting of:

          (i)    21,100,000 shares of common stock, par value $0.001 (the "Common Stock") of which (a) 3,483,838 shares are issued and outstanding, (b) 1,490,000 shares remain reserved for issuance pursuant to stock purchase, stock grant or stock option arrangements for employees, directors or consultants of the Company, (c) 1,791,051 shares remain reserved for issuance to holders of shares of the common stock of Allied Riser, (d) 710,216 shares remain reserved for issuance pursuant to warrants granted to Cisco Systems Capital Corporation in connection with the credit agreement between the Company and Cisco Systems Capital Corporation, (e) 155,809 shares remain reserved for issuance pursuant to warrants granted in connection with certain agreements between Allied Riser and certain landlords relating to building access rights, (f) Two Million Six Hundred Thousand (2,600,000) shares are reserved for issuance upon conversion of the Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred"), (g) Two Million Five Hundred Ninety Five Thousand Eight Hundred 2,595,800 shares are reserved for issuance upon conversion of the Series B Preferred Stock, par value $0.001 per share (the "Series B Preferred"), (h) Five Million Two Hundred Seventeen Thousand Three Hundred and Sixty Four (5,217,364) shares are reserved for issuance upon conversion of the Series C Preferred Stock, par value $0.001 per share (the "Series C Preferred"), (i) Three Hundred Forty Two Thousand Six Hundred Twenty Nine (342,629) shares are reserved for issuance upon conversion of the Series D Preferred, (j) Three Hundred Forty Two Thousand Six Hundred Twenty Nine (342,629) shares are reserved for issuance upon conversion of the Series E Preferred Stock, and (k) 244,828 shares are reserved for issuance upon conversion of the Notes.

          (ii)  One Hundred Six Million Two Hundred Seventy Six Thousand Two Hundred Twenty Nine (106,276,229) shares of Preferred Stock, $0.001 par value per share, of which (a) One Million Two Hundred Fifty Thousand (1,250,000) shares are authorized but unissued Preferred Stock, (b) Twenty-Six Million (26,000,000) shares are designated as Series A Preferred, all of which are issued and outstanding on the date hereof, (c) Twenty Million (20,000,000) are designated as Series B Preferred Stock, of which Nineteen Million Three Hundred and Sixty One Thousand Five Hundred Thirty One (19,361,531) shares are issued and outstanding on the date hereof, (d) Fifty Two Million One Hundred Seventy Three Thousand Six Hundred Forty Three (52,173,643) shares are designated as Series C Preferred of which Forty Nine Million Seven Hundred Seventy Three Thousand Four Hundred and Two (49,773,402) shares are issued and outstanding on the date hereof, (e) Three Million Four Hundred Twenty Six Thousand Two Hundred Ninety Three (3,426,293) shares are designated as Series D Preferred Stock, of which no shares are issued and outstanding on the date hereof, without giving effect to the transactions contemplated hereby, and (f) Three Million Four Hundred Twenty Six Thousand Two Hundred Ninety Three (3,426,293) shares are designated as Series E Preferred Stock, of which no shares are issued and outstanding on the date hereof, without giving effect to the transactions contemplated hereby.

          (iii)  All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The Shares, when issued and delivered in accordance with the terms hereof, and such shares of Common Stock issuable upon conversion of the Shares, when issued and delivered upon conversion of any of the Shares (the "Conversion Shares"), will be duly authorized, validly issued, fully-paid and non-assessable.

        (b)  The rights, preferences, privileges and restrictions of the Shares are as stated in the Charter Amendment.

        (c)  Except as otherwise set forth in Schedule 2.4(d), no options, warrants, subscriptions, convertible securities, phantom stock, stock appreciation rights or other rights (contingent or otherwise) of any nature to acquire from the Company shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities except as contemplated by this Agreement. Except as set forth in Schedule 2.4(d), there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement, the Stockholders Agreement and the Registration Rights Agreement.

        Section 2.5.    Legal Proceedings.    Except as disclosed in the SEC Filings (as defined below), there is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated to which the Company is or may be a party or of which the business or property of the Company is or may be subject.

        Section 2.6.    No Violations.    Except as disclosed in the SEC Filings, the Company is not in violation of its certificate of incorporation or its by-laws, in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Company, or in default in any material respect in the performance of any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound or affected.

        Section 2.7.    Governmental Permits, Etc.    Except as disclosed in the SEC Filings, the Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted, the absence of which would have a material adverse effect on the business or operations of the Company.

        Section 2.8.    No Brokers.    The Company and Allied Riser represent that there are no brokers or finders entitled to compensation in connection with the transactions contemplated hereby.

        Section 2.9.    Financial Statements.    Except as disclosed in the SEC Filings, the financial statements of the Company and the related notes contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and its Quarterly Reports on Form 10-Q for quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 present fairly the financial position of the Company as of the dates indicated therein and its results of operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods therein specified and are true, correct and complete in all respects.

        Section 2.10.    Additional Information.    The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as of the date hereof. The following documents (collectively, the "SEC Filings") complied in all material respects with the requirements of the Exchange Act as of their respective filing dates, and the information contained therein was true and correct in all material respects as of the date of such documents, and each of the following documents as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading:

        (a)  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 and its Proxy Statement for the Annual Meeting of Stockholders held on June 13, 2002; and

        (b)  all other documents, if any, filed by the Company with the Securities and Exchange Commission (the "SEC") since the filing of the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 pursuant to the reporting requirements of the Exchange Act.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS

        As an inducement to each of the Company and Allied Riser to enter into this Agreement and to consummate the transactions contemplated hereby, each Noteholder severally and not jointly hereby represents and warrants to, and covenants with, each of the Company and Allied Riser as follows:

        Section 3.1.    Due Organization and Authorization.    The Noteholder, if an entity, is duly organized, validly existing and in good standing under the laws of the state of its organization. The Noteholder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and all of the other agreements and instruments to be executed and delivered by such Noteholder pursuant hereto (collectively, the "Noteholder Ancillary Agreements"), and this Agreement has been, and when delivered in accordance with the terms hereof the Noteholder Ancillary Agreements will be, duly authorized and validly executed and delivered by such Noteholder and this Agreement constitutes, and when delivered in accordance with the terms hereof each Noteholder Ancillary Agreement will constitute, the valid and binding agreement of such Noteholder enforceable against such Noteholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        Section 3.2.    Non-Contravention.    The execution and delivery of this Agreement by each Noteholder and the consummation of the transactions contemplated hereby will not conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, any material agreement or instrument to which such Noteholder is a party or by which such Noteholder is bound, or the certificate of incorporation, by-laws or other organizational documents of such Noteholder, nor conflict with, or result in a violation of, any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to such Noteholder.

        Section 3.3.    Investment Representations.    As of the date hereof and as of the Closing Date, such Noteholder: (i) is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act; (ii) is acquiring the Shares for its own account for investment and with no present intention of distributing any of such Shares other than to any affiliate of such Noteholder; (iii) will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act and the rules and regulations promulgated thereunder; (iv) has received and reviewed copies of the SEC Filings to the extent it deems necessary to make its investment decision, (vi) has had an opportunity to ask questions and receive answers from the management of the Company regarding the Company, its business and the offering of the Shares; and (vii) in connection with such Noteholder's decision to accept the Shares in connection with the Note Exchange, relied solely upon the documents described in Section 2.10 and the representations and warranties of the Company contained herein.

        Section 3.4.    Restriction on Sale of the Shares.    Each Noteholder agrees not to make any sale of the Shares or any Conversion Shares except pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements thereof, including without limitation pursuant to Rule 144 of the Securities Act.

        Section 3.5.    Legend.    (a) Each Noteholder represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 promulgated thereunder, all certificates evidencing the Shares and the Conversion Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend prominently stamped or printed therein, reading substantially as follows:

  "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933 and applicable state securities laws, or the availability of an exemption from the registration provisions of the Securities Act of 1933 and applicable state securities laws."

        Upon presentation by a Noteholder of evidence reasonably satisfactory to the Company that it is eligible to sell or otherwise transfer its Shares or Conversion Shares pursuant to Rule 144(k) of the Exchange Act, the Company shall remove or cause to be removed at its sole cost and expense the legend from the certificate or certificates evidencing such Noteholders' Shares or Conversion Shares.

        Section 3.6.    Additional Representations.    Each Noteholder further represents and warrants to and covenants with the Company that:

        (a)  such Noteholder is the beneficial owner of Notes with an aggregate principal amount set forth opposite the name of such Noteholder under the heading "Allied Riser Notes" on Schedule 1.1 with the power and authority to dispose of such Notes;

        (b)  such Noteholder has good and valid title to Notes with an aggregate principal amount set forth opposite the name of such Noteholder under the heading "Allied Riser Notes" on Schedule 1.1 free and clear of any restrictions on transfer, liens, claims, mortgages, encumbrances, pledges, security interests, equities and charges of any kind other than by the operation of law;

        (c)  such Noteholder has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, sufficient information necessary for such Noteholder to decide to exchange its notes pursuant to this Agreement; and

        (d)  as of the date of this Agreement, such Noteholder is not aware of any event, that, due to any fiduciary or similar duty to any other person, would prevent it from taking any action required of it under this Agreement.

        Section 3.7.    No Brokers.    Each Noteholder represents that there are no brokers or finders entitled to compensation in connection with the transactions contemplated hereby.

ARTICLE IV

COVENANTS

        Section 4.1.    Escrow.    Immediately upon the execution of this Agreement and the Settlement Agreement, the Company, Allied Riser, the Noteholders and a mutually acceptable escrow agent shall enter into the escrow agreement attached hereto as Exhibit B (the "Escrow Agreement"), pursuant to which:

        (a)  on the date hereof (i) Allied Riser will deliver into escrow the Cash Payment, and (ii) the Noteholders will instruct the DTC to transfer the Notes from the account of each Noteholder to the account of the escrow agent under the Escrow Agreement; and

        (b)  as soon as reasonably practicable after the approval of the Charter Amendment, Allied Riser shall deliver to the Escrow Agent certificates, in the names of each of the Noteholders, representing the Shares set forth opposite each Noteholders name under the headings "Series D Preferred" and "Series E Preferred" on Schedule 1.1 hereto.

        Section 4.2.    Stockholder Consent and Information Statement.    As soon as reasonably practicable after the execution of hereof, the Company will seek the approval of its stockholders to the Charter Amendment and in connection therewith will commence the preparation of and deliver to its stockholders an information statement relating to the approval Charter Amendment.

        Section 4.3.    Additional Covenant.    The Company, Allied Riser and each Noteholder agree and covenant to use their best efforts to cause the consummation of the transactions contemplated by this Agreement. The Company, Allied Riser and each Noteholder agree and covenant not to take any action that is inconsistent with their obligations under this Agreement in any material respect that could reasonably be expected to hinder or delay the consummation of this transactions contemplated by this Agreement. Each Noteholder agrees and covenants that during the term of this Agreement, such Noteholder will (a) not take any action under the Indenture, or instruct the trustee under the Indenture (the "Trustee") to take any action that is inconsistent with the intent or terms and conditions of the Exchange Agreement or the Settlement Agreement and, (b) if the Trustee takes or threatens any such action, direct or cause the Trustee to be directed not to take such action.

ARTICLE V

CONDITIONS PRECEDENT

        Section 5.1.    Conditions to Obligations of the Company.    The obligation of the Company to consummate the Closing of the Note Exchange on the Closing Date is subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

        (a)  The representations and warranties contained in Article III shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and an authorized officer of each Noteholder shall have certified to such effect to the Company in writing.

        (b)  Each Noteholder and the Noteholder Representative shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and an authorized representative of each shall have certified to the Company in writing to such effect.

        (c)  All actions required to be taken by the Noteholders pursuant to the Settlement Agreement shall have been taken.

        (d)  The Company shall have received the approval of its stockholders to the Charter Amendment.

        (e)  The Notes and the General Release shall have been released from escrow to the Company.

        (f)    Each of the Noteholders shall have duly executed and delivered the Second Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement").

        Section 5.2.    Conditions to Obligations of the Noteholders.    The obligation of each Noteholder to consummate the Closing of the Note Exchange on the Closing Date is subject to the satisfaction, on or before the Closing Date, of the following conditions:

        (a)  The representations and warranties contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Chief Executive Officer and Chief Financial Officer of the Company shall have certified to such effect to the Noteholders in writing.

        (b)  The Company and Allied Riser shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Chief Executive Officer and Chief Financial Officer of the Company shall have certified to the Noteholders in writing to such effect.

        (c)  Allied Riser shall have delivered the Shares to the Noteholders and the Cash Payment, the General Release and the payment to be made in respect of the Settlement shall have been released from escrow to the Noteholders.

        (d)  The Noteholders shall have received a copy of the Charter Amendment, certified as of a recent date by the Secretary of State of the State of Delaware.

        (e)  The Company and the several signatories thereto shall have duly executed and delivered the Registration Rights Agreement.

ARTICLE VI

TERMINATION

        Section 6.1.    Termination.    This Agreement will terminate and all of the obligations hereunder of the Company and the Noteholders will be of no further force or effect upon the earlier of:

        (a)  the mutual agreement between the Company and the holders of at least two-thirds of the aggregate outstanding face value of the Notes to be exchanged pursuant to this Agreement;

        (b)  the filing by the Company of a bankruptcy petition prior to the Closing or the filing of an involuntary bankruptcy petition by creditors of the Company prior to the Closing;

        (c)  the vote of Noteholders holding at least two-thirds in aggregate of the principal amount of the Notes to be exchanged pursuant to this Agreement if the Closing has not occurred within 45 days after the date hereof; or

        (d)  the termination of the Settlement Agreement.

ARTICLE VII

GENERAL PROVISIONS

        Section 7.1.    Amendments.    This Agreement may not be amended or modified, and no provisions hereof may be waived, without the prior written consent of the Company and the holders of at least two-thirds of the aggregate outstanding face value of the Notes to be exchanged pursuant to this Agreement.

        Section 7.2.    Noteholder Representative.    The Noteholders have appointed Gary Wolfe the "Noteholder Representative" under this Agreement.

        Section 7.3.    Notices.    Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission with receipt of delivery (one business day after confirmation in the case of transmissions to non-U.S. residents), or sent by registered or certified mail, postage prepaid, return receipt requested, or by internationally recognized overnight courier service (two business days after deposit with such overnight courier service in the case of deliveries to non-U.S. residents), as follows: if to the Company or Allied Riser, to Cogent Communications Group, Inc. 1015 31st Street, N.W., Suite 330, Washington, DC 20007, Attn: David Schaeffer, fax number (202) 338-8798, and if to the Noteholder Representative, to Gary J. Wolfe, Esq., Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, fax number (212) 480-8421.

        Section 7.4.    Expenses.    Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, provided, however, that the Company shall reimburse the Noteholders for all reasonable fees and expenses of counsel for the Noteholders not in excess of $100,000, incurred by the Noteholders in connection with the Note Exchange and the Settlement.

        Section 7.5.    Assignment.    The rights and obligations of each of the Noteholders under this Agreement shall not be assignable or delegable without the written consent of the Company. The rights and obligations of the Company and of Allied Riser under this Agreement shall not be assignable or delegable without the written consent of the holders of a majority of the aggregate outstanding face value of the Notes to be exchanged pursuant to this Agreement.

        Section 7.6.    Survival of Representations and Warranties.    All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

        Section 7.7.    Prior Agreements.    This Agreement and the Settlement Agreement constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the Note Exchange or the Settlement.

        Section 7.8.    Governing Law.    This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

        Section 7.9.    Consent to Jurisdiction and Service.    The Company, Allied Riser and each of the Noteholders hereby absolutely and irrevocably consents and submits to the jurisdiction of the Courts in the State of New York and of any Federal court located in the State of New York in connection with any actions or proceedings brought against any party hereto arising out of or relating to the Note Exchange or the Settlement. In any such action or proceeding, each party hereto hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service or summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 7.3 hereof;

        Section 7.10.    Headings.    Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        Section 7.11.    Counterparts.    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

        Section 7.12.    Further Assurances.    From and after the date of this Agreement, upon the request of any Noteholder, the Company or Allied Riser, the Noteholders, the Company or Allied Riser, as the case may be, shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

        Section 7.13.    Severability.    The provisions of this Agreement and the terms of the Shares are severable and, if any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement or the Share shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the terms of the Shares; but this Agreement and the terms of the Shares shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

        IN WITNESS WHEREOF, the parties hereto have caused this EXCHANGE AGREEMENT to be executed as of the date first above written.

ALLIED RISER COMMUNICATIONS CORPORATION
/s/ DAVE SCHAEFFER By: Dave Schaeffer Title: President
COGENT COMMUNICATIONS GROUP, INC.
/s/ DAVE SCHAEFFER By: Dave Schaeffer Title: President
ANDA PARTNERSHIP By it Partners
THE ANN ONLY TRUST
/s/ MARK SLEZAK By: Mark Slezak Title: Co-Trustee
THE ANN AND DESCENDANTS TRUST
/s/ MARK SLEZAK By: Mark Slezak Title: Co-Trustee

CRT CAPITAL GROUP, LLC
/s/ MICHAEL VAUGHN By: C. Michael Vaughn Title: Member
GUARDFISH, LLC
/s/ JOHN C. KOPCHIK By: John C. Kopchik Title: Principal of its Manager, Providence Asset Management LLC
HBV MASTER REDISCOVERY OPPORTUNITIES FUND, L.P.
/s/ GEORGE J. KONOMOS By: George J. Konomos Title: Portfolio Manager
JMG CAPITAL PARTNERS, L.P.
/s/ JONATHAN GLASER By: Jonathan Glaser Title: Managing Member
JMG TRITON OFFSHORE FUND, LTD.
/s/ JONATHAN GLASER By: Jonathan Glaser Title: Managing Member

MARKETUS VALUE PARTNERS, L.P.
/s/ EDMUND A. HAJIM By: Edmund A. Hajim Title: Managing Member of its General Partner, Marketus, L.L.C.
LA POLICE AND FIRE PENSION FUND By its Manager, WR HUFF & CO.
/s/ MICHAEL J. MCGUINESS By: Michael J. McGuiness Title: Portfolio Manager
PENINSULA INVESTMENT PARTNERS, L.P.
/s/ R. TED WESCHLER By: R. Ted Weschler Title: Managing Member of its Investment Advisor and General Partner
SAGAMORE HILL HUB FUND LTD.
/s/ MARK MAY By: Mark May Title:

LC CAPITAL MASTER FUND, LTD.
/s/ STEVE LAMPE By: Steve Lampe Title: Managing Member

Schedule 1.1

Noteholder	Allied Riser Notes	Cash Payment	Series D Preferred	Series E Preferred
Anda Partnership	$19,999,000	$935,953	641,662	641,662
CRT Capital Group, LLC	$18,875,000	$883,350	605,599	605,599
Guardfish, LLC	$10,999,000	$514,753	352,900	352,900
HVB Master Rediscovery Opportunities Fund, L.P.	$6,117,000	$286,276	196,262	196,262
JMG Capital Partners, L.P.	$900,000	$42,120	28,876	28,876
JMG Triton Offshore Fund, Ltd.	$3,050,000	$142,740	97,858	97,858
Marketus Value Partners, L.P.	$1,000,000	$46,800	32,085	32,085
LA Police and Fire Pension Fund	$8,700,000	$407,160	279,137	279,137
Peninsula Investment Partners, L.P.	$22,099,000	$1,034,233	709,040	709,040
Sagamore Hill Hub Fund Ltd.	$15,050,000	$704,340	482,875	482,875
Total	$106,789,000	$4,997,725	3,426,293	3,426,293

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  Exhibit 10.8
EXCHANGE AGREEMENT
ARTICLE I EXCHANGE
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ALLIED RISER
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS
ARTICLE IV COVENANTS
ARTICLE V CONDITIONS PRECEDENT
ARTICLE VI TERMINATION
ARTICLE VII GENERAL PROVISIONS
Schedule 1.1